Exhibit 99.1

News Release NYSE: BPL	Buckeye Partners, L.P. One Greenway Plaza Suite 600 Houston, TX 77046

Contact:	Kevin J. Goodwin
Vice President and Treasurer
irelations@buckeye.com
(800) 422-2825

BUCKEYE PARTNERS, L.P. REPORTS RECORD FINANCIAL PERFORMANCE

FOR THIRD QUARTER 2014

Announces Increase in Cash Distribution

HOUSTON, November 7, 2014 — Buckeye Partners, L.P. (“Buckeye”) (NYSE: BPL) today reported income from continuing operations for the third quarter of 2014 of $107.0 million compared to income from continuing operations for the third quarter of 2013 of $83.6 million.

Adjusted EBITDA (as defined below) from continuing operations for the third quarter of 2014 was $200.6 million compared to $156.2 million for the third quarter of 2013.

Income from continuing operations attributable to Buckeye’s unitholders was $0.89 per diluted unit for the third quarter of 2014 compared to $0.77 per diluted unit for the third quarter of 2013.  The diluted weighted average number of units outstanding in the third quarter of 2014 was 119.4 million compared to 106.8 million in the third quarter of 2013.

“We are extremely pleased with the strong financial performance across all of our segments during the third quarter,” said Clark C. Smith, Chairman, President and Chief Executive Officer.  “Contributions from the terminals acquired from Hess Corporation and our recent growth capital projects drove the improvement in our Pipelines & Terminals and Global Marine Terminals segments.   The integration of the former Hess terminals is now complete and these terminals continue to deliver strong performance exceeding our expectations.  Buckeye’s continued diversification into crude oil also contributed to the strong growth, as the 1.1 million barrel crude oil storage project in the Chicago Complex became operational during the quarter.

“Our Merchant Services segment also had a successful quarter.  With new leadership, we rationalized the size and scope of our business model and drove improved performance by focusing on optimizing asset utilization across the Buckeye system where the commodity risk can be efficiently and effectively limited.  Strong rack margins, improved market conditions and expanded use of deal structures that limit commodity risk all contributed to Merchant Services’ performance for the quarter.”

In September, Buckeye announced the acquisition of an 80 percent interest in the Buckeye Texas Partners venture, which, when the initial build out is complete, will include a vertically integrated system of midstream assets, including a deep-water, high volume marine terminal located on the Corpus Christi Ship Channel, a condensate splitter and LPG storage complex in Corpus Christi and three crude oil and condensate gathering facilities in the Eagle Ford shale.  “The Buckeye Texas Partners transaction furthers our geographic and product diversification by establishing for Buckeye a new growth platform and hub in the high-growth U.S. Gulf Coast market,” stated Mr. Smith.

Distributable cash flow (as defined below) from continuing operations for the third quarter of 2014 was $140.5 million compared to $98.6 million for the third quarter of 2013.  Buckeye also reported improved distribution coverage of 0.99 times for the third quarter of 2014.  The timing of the equity issuance to fund the Buckeye Texas Partners transaction adversely impacted coverage for the quarter, as cash distributions were declared for these units in the quarter yet Buckeye realized only a nominal contribution from these assets for 15 days.  Excluding the effects from the 6.75 million new units issued in September, Buckeye’s distribution coverage for the third quarter would be 1.04 times.

Cash Distribution.  Buckeye also announced today that its general partner declared a cash distribution of $1.125 per limited partner unit (“LP Unit”) for the quarter ended September 30, 2014.  The distribution will be payable on November 25, 2014, to unitholders of record on November 18, 2014.  This cash distribution represents an almost five percent increase over the $1.075 per LP Unit distribution declared for the quarter ended September 30, 2013.  Buckeye has paid cash distributions in each quarter since its formation in 1986.

Conference Call.  Buckeye will host a conference call with members of executive management today, November 7, 2014, at 11:00 a.m. Eastern Time. To access the live webcast of the call, go to http://www.media-server.com/m/p/jw667w4t ten minutes prior to its start.  Interested parties may participate in the call by dialing 877-870-9226.   A replay will be archived and available at this link until December 31, 2014, and the replay also may be accessed by dialing 800-585-8367 and entering the access code 22733393.

About Buckeye Partners, L.P.

Buckeye Partners, L.P. (NYSE: BPL) is a publicly traded master limited partnership and owns and operates a diversified network of integrated assets providing midstream logistic solutions, primarily consisting of the transportation, storage, and marketing of liquid petroleum products.  Buckeye is one of the largest independent liquid petroleum products pipeline operators in the United States in terms of volumes delivered with approximately 6,000 miles of pipeline and more than 120 liquid petroleum products terminals with aggregate storage capacity of over 110 million barrels across our portfolio of pipelines, inland terminals and an integrated network of marine terminals located primarily in the East Coast and Gulf Coast regions of the United States and in the Caribbean.  Buckeye has a controlling interest in a company with a vertically integrated system of marine midstream assets in Corpus Christi, Texas and the Eagle Ford Shale.  Buckeye’s flagship marine terminal, BORCO, is in The Bahamas and is one of the largest marine crude oil and petroleum products storage facilities in the world and provides an array of logistics and blending services for the global flow of petroleum products.  Buckeye’s network of marine terminals enables it to facilitate global flows of crude oil, refined petroleum products, and other commodities, and to offer its customers connectivity to some of the world’s most important bulk storage and blending hubs.  Buckeye is also a wholesale distributor of refined petroleum products in areas served by its pipelines and terminals.  Finally, Buckeye also operates or maintains third-party pipelines under agreements with major oil and gas, petrochemical and chemical companies, and performs certain engineering and construction management services for third parties.  More information concerning Buckeye can be found at www.buckeye.com.

* * * * *

Adjusted EBITDA and distributable cash flow are measures not defined by GAAP.  Adjusted EBITDA is the primary measure used by our senior management, including our Chief Executive Officer, to (i) evaluate our consolidated operating performance and the operating performance of our business segments, (ii) allocate resources and capital to business segments, (iii) evaluate the viability of proposed projects, and (iv) determine overall rates of return on alternative investment opportunities.  Distributable cash flow is another measure used by our senior management to provide a clearer picture of Buckeye’s cash available for distribution to its unitholders.  Adjusted EBITDA and distributable cash flow eliminate (i) non-cash expenses, including, but not limited to, depreciation and amortization expense resulting from the significant capital investments we make in our businesses and from intangible assets recognized in business combinations, (ii) charges for obligations expected to be settled with the issuance of equity instruments, and (iii) items that are not indicative of our core operating performance results and business outlook.

Buckeye believes that investors benefit from having access to the same financial measures used by senior management and that these measures are useful to investors because they aid in comparing Buckeye’s operating performance with that of other companies with similar operations.  The Adjusted EBITDA and distributable cash flow data presented by Buckeye may not be comparable to similarly titled measures at other companies because these items may be defined differently by other companies. Please see the attached reconciliations of each of Adjusted EBITDA and distributable cash flow to income from continuing operations.

* * * * *

This press release includes forward-looking statements that we believe to be reasonable as of today’s date.  Such statements are identified by use of the words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “projects,” “should,” and similar expressions.  Actual results may differ significantly because of risks and uncertainties that are difficult to predict and that may be beyond our control.  Among them are (i) changes in federal, state, local, and foreign laws or regulations to which we are subject, including those governing pipeline tariff rates and those that permit the treatment of us as a partnership for federal income tax purposes, (ii) terrorism, adverse weather conditions, including hurricanes, environmental releases, and natural disasters, (iii) changes in the marketplace for our products or services, such as increased competition, better energy efficiency, or general reductions in demand, (iv) adverse regional, national, or international economic conditions, adverse capital market conditions, and adverse political developments, (v) shutdowns or interruptions at our pipeline, terminal, and storage assets or at the source points for the products we transport, store, or sell, (vi) unanticipated capital expenditures in connection with the construction, repair, or replacement of our assets, (vii) volatility in the price of refined petroleum products and the value of natural gas storage services, (viii) nonpayment or nonperformance by our customers, (ix) our ability to integrate acquired assets with our existing assets and to realize anticipated cost savings and other efficiencies and benefits, (x) we may not realize the expected benefits of the Buckeye Texas Partners transaction, (xi) our ability to successfully complete our organic growth projects and to realize the anticipated financial benefits, and (xii) an unfavorable outcome with respect to the proceedings pending before the Federal Energy Regulatory Commission (“FERC”) regarding Buckeye Pipe Line Company, L.P.’s transportation of jet fuel to the New York City airports.  You should read our filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2013 and our most recent Quarterly Reports on Form 10-Q for the quarters ended March 31, 2014 and June 30, 2014, for a more extensive list of factors that could affect results.  We undertake no obligation to revise our forward-looking statements to reflect events or circumstances occurring after today’s date.

* * * * *

This release is intended to be a qualified notice under Treasury Regulation Section 1.1446-4(b). Brokers and nominees should treat one hundred percent (100.0%) of Buckeye’s distributions to non-U.S. investors as being attributable to income that is effectively connected with a United States trade or business.  Accordingly, Buckeye’s distributions to non-U.S. investors are subject to federal income tax withholding at the highest applicable effective tax rate.

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BUCKEYE PARTNERS, L.P.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per unit amounts)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Revenue:
Product sales	$1,241,696	$805,281	$4,412,135	$2,608,894
Transportation, storage and other services	331,777	268,570	962,118	789,623
Total revenue	1,573,473	1,073,851	5,374,253	3,398,517

Costs and expenses:
Cost of product sales	1,218,471	801,854	4,393,893	2,590,452
Operating expenses	138,906	101,142	396,753	292,930
Depreciation and amortization	45,406	36,842	131,791	110,092
General and administrative	21,749	17,236	59,436	50,819
Total costs and expenses	1,424,532	957,074	4,981,873	3,044,293

Operating income	148,941	116,777	392,380	354,224

Other income (expense):
Earnings from equity investments	2,523	1,389	5,959	4,971
Interest and debt expense	(43,838)	(34,341)	(127,063)	(94,827)
Other income (expense)	(375)	(12)	(471)	287
Total other expense, net	(41,690)	(32,964)	(121,575)	(89,569)

Income from continuing operations before taxes	107,251	83,813	270,805	264,655
Income tax expense	(243)	(195)	(319)	(521)

Income from continuing operations	107,008	83,618	270,486	264,134
Loss from discontinued operations	(3,280)	(5,367)	(51,508)	(18,014)
Net income	103,728	78,251	218,978	246,120
Less: Net income attributable to noncontrolling interests	(785)	(997)	(2,547)	(3,095)

Net income attributable to Buckeye Partners, L.P.	$102,943	$77,254	$216,431	$243,025

Basic earnings (loss) per unit attributable to Buckeye Partners, L.P.:

Continuing operations	$0.90	$0.78	$2.29	$2.48
Discontinued operations	(0.03)	(0.05)	(0.44)	(0.17)
Total	$0.87	$0.73	$1.85	$2.31

Diluted earnings (loss) per unit attributable to Buckeye Partners, L.P.:

Continuing operations	$0.89	$0.77	$2.29	$2.47
Discontinued operations	(0.03)	(0.05)	(0.44)	(0.17)
Total	$0.86	$0.72	$1.85	$2.30

Weighted average units outstanding:

Basic	118,804	106,223	116,747	105,068
Diluted	119,429	106,774	117,305	105,516

BUCKEYE PARTNERS, L.P.

SELECTED FINANCIAL AND OPERATING DATA

(In thousands)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Revenue:
Pipelines & Terminals	$228,466	$194,582	$665,629	$568,872
Global Marine Terminals	104,522	61,133	284,082	186,416
Merchant Services	1,246,462	815,095	4,420,205	2,627,718
Development & Logistics	21,003	16,439	56,637	42,048
Intersegment	(26,980)	(13,398)	(52,300)	(26,537)
Total revenue	$1,573,473	$1,073,851	$5,374,253	$3,398,517

Total costs and expenses: (1)
Pipelines & Terminals	$124,323	$98,797	$363,892	$287,763
Global Marine Terminals	72,262	41,812	190,024	128,176
Merchant Services	1,238,457	817,526	4,438,470	2,623,401
Development & Logistics	16,470	12,337	41,787	31,490
Intersegment	(26,980)	(13,398)	(52,300)	(26,537)
Total costs and expenses	$1,424,532	$957,074	$4,981,873	$3,044,293

Depreciation and amortization:
Pipelines & Terminals	$18,525	$16,235	$53,379	$47,082
Global Marine Terminals	24,900	18,687	72,504	57,318
Merchant Services	1,544	1,425	4,556	4,232
Development & Logistics	437	495	1,352	1,460
Total depreciation and amortization	$45,406	$36,842	$131,791	$110,092

Operating income (loss):
Pipelines & Terminals	$104,143	$95,785	$301,737	$281,109
Global Marine Terminals	32,260	19,321	94,058	58,240
Merchant Services	8,005	(2,431)	(18,265)	4,317
Development & Logistics	4,533	4,102	14,850	10,558
Total operating income	$148,941	$116,777	$392,380	$354,224

Adjusted EBITDA from continuing operations:
Pipelines & Terminals	$128,171	$115,876	$370,570	$338,896
Global Marine Terminals	57,270	35,964	166,532	109,246
Merchant Services	10,468	(74)	(12,568)	10,844
Development & Logistics	4,713	4,407	15,500	11,247
Adjusted EBITDA from continuing operations	$200,622	$156,173	$540,034	$470,233

Capital additions, net: (2)
Pipelines & Terminals	$57,421	$49,377	$165,908	$114,514
Global Marine Terminals	40,786	59,061	133,085	140,787
Merchant Services	53	15	153	113
Development & Logistics	1,056	672	1,497	1,442
Total segment capital additions, net	99,316	109,125	300,643	256,856
Natural Gas Storage disposal group (3)	—	16	188	152
Total capital additions, net	$99,316	$109,141	$300,831	$257,008

Summary of capital additions, net: (2) (3)
Maintenance capital expenditures	$20,433	$26,102	$56,366	$44,304
Expansion and cost reduction	78,883	83,039	244,465	212,704
Total capital additions, net	$99,316	$109,141	$300,831	$257,008

	September 30,	December 31,
	2014	2013
Key Balance Sheet Information:
Cash and cash equivalents	$6,497	$4,950
Long-term debt, total (4)	3,663,690	3,092,711

(1)    Includes depreciation and amortization.

(2)    Amounts exclude accruals for capital expenditures.

(3)    Includes Natural Gas Storage disposal group capital expenditures as follows: (i) maintenance capital expenditures of $16 thousand for the three months ended September 30, 2013, and $161 thousand and $78 thousand for the nine months ended September 30, 2014 and 2013, respectively, and (ii) expansion and cost reduction capital of $27 thousand and $74 thousand for the nine months ended September 30, 2014 and 2013, respectively.

(4)    Includes long-term debt portion of Buckeye Partners, L.P. Credit Facility of $29 million as of December 31, 2013.

BUCKEYE PARTNERS, L.P.

SELECTED FINANCIAL AND OPERATING DATA - Continued

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013

Pipelines & Terminals (average bpd in thousands):
Pipelines:
Gasoline	721.9	723.2	700.3	720.4
Jet fuel	349.8	343.1	332.1	334.1
Middle distillates (1)	321.8	302.9	350.7	330.5
Other products (2)	34.9	29.4	37.0	29.2
Total pipelines throughput	1,428.4	1,398.6	1,420.1	1,414.2
Terminals:
Products throughput	1,133.5	949.5	1,128.7	965.5

Pipeline Average Tariff (cents/bbl)	86.8	84.1	85.5	81.8

Merchant Services (in millions of gallons):
Sales volumes	464.1	285.6	1,571.6	909.8

(1)    Includes diesel fuel and heating oil.

(2)    Includes liquefied petroleum gas, intermediate petroleum products and crude oil.

BUCKEYE PARTNERS, L.P.

SELECTED FINANCIAL AND OPERATING DATA

Non-GAAP Reconciliations

(In thousands, except coverage ratio)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Income from continuing operations	$107,008	$83,618	$270,486	$264,134
Less: Net income attributable to noncontrolling interests	(785)	(997)	(2,547)	(3,095)
Income from continuing operations attributable to Buckeye Partners, L.P.	106,223	82,621	267,939	261,039
Add: Interest and debt expense	43,838	34,341	127,063	94,827
Income tax expense	243	195	319	521
Depreciation and amortization (1)	45,406	36,842	131,791	110,092
Non-cash unit-based compensation expense	5,228	4,932	13,149	12,009
Acquisition and transition expense (2)	2,451	—	8,076	—
Less: Amortization of unfavorable storage contracts (3)	(2,767)	(2,758)	(8,303)	(8,255)
Adjusted EBITDA from continuing operations	$200,622	$156,173	$540,034	$470,233
Less: Interest and debt expense, excluding amortization of deferred financing costs, debt discounts and other	(39,496)	(31,267)	(116,842)	(89,154)
Income tax expense	(243)	(195)	(319)	(521)
Maintenance capital expenditures	(20,433)	(26,086)	(56,205)	(44,226)
Distributable cash flow from continuing operations	$140,450	$98,625	$366,668	$336,332

Distributions for coverage ratio (4)	$142,240	$114,777	$403,547	$321,758

Coverage ratio from continuing operations	0.99	0.86	0.91	1.05

(1)    Includes depreciation and amortization of noncontrolling interests.

(2)    Represents acquisition and transition expense related to the Hess Terminals acquisition in December 2013 and the Buckeye Texas Partners transaction in September 2014.

(3)    Represents the amortization of the negative fair values allocated to certain unfavorable storage contracts acquired in connection with the BORCO acquisition.

(4)    Represents cash distributions declared for LP Units outstanding as of each respective period.  Amounts for 2014 reflect actual cash distributions paid on LP Units for the quarters ended March 31, 2014 and June 30, 2014 and estimated cash distributions for LP Units for the quarter ended September 30, 2014.